UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 23, 2012
Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Correction of Erroneous Date

The original Form 8-K that is amended by this Form 8-K/A was filed February 29, 2012 and refers in error to a Date of Report for the date of first event reported as February 23, 2011.  This was a typographic error and the correct Date of Report should have been February 23, 2012.

Item 8.01       Other Events

On February 28, 2012, the Company published on its website, at www.velatel.com, a letter from its Chief Executive Officer explaining the events disclosed in this Form 8-K, along with the reasons for the occurrence of those events.  On March 2, 2012, the Company revised the letter published on its website to remove the following sentence in the second paragraph of the letter:

We have received SEC approval of our Preliminary Information Statement and will be mailing notice of our increase in the number of our shares to shareholders of record.

It was an incorrect to state that the Company “received SEC approval.”  Under regulations applicable to Information Statements, a registrant first files a Preliminary Information Statement.  If no comment letter is received from the SEC within 10 days of the filing of the Preliminary Information Statement, the registrant may file a Definitive Information Statement and mail it to all shareholders as of the record date.  The action described in the Information Statement becomes effective 20 days after completion of mailing of the Definitive Information Statement.  The Company did not receive a comment letter from the SEC and is therefore proceeding with the additional steps described above.

A complete copy of the revised letter is attached to this Form 8-K/A as Exhibit 99.1.

Item 9.01        Exhibits

99.1	Letter from Chief Executive Officer published on Company’s website.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2012

VelaTel Global Communications, Inc.,

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer